UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 6, 2012

Enzo Biochem, Inc.
(Exact Name of Registrant as Specified in Its Charter)
New York
(State or Other Jurisdiction of Incorporation)

001-09974	13-2866202
(Commission File Number)	(IRS Employer Identification No.)

527 Madison Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 583-0100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 6, 2012, Mr. Dov Perlysky was elected to the Board of Directors of Enzo Biochem, Inc. (the “Company”) as a Class I Director, effective immediately. The appointment of Mr. Perlysky to the Board fills the vacancy left by the retirement of Mr. Irwin C. Gerson on March 3, 2011.

Mr. Perlysky has been serving as a member of the board of directors of Pharma-Bio Serv, Inc. since 2004 and as a member of the board of directors of Highlands Bancorp, Inc. since 2010. Mr. Perlysky has also been the managing member of Nesher, LLC, a private investment firm, since 2000 and a director of Engex, Inc., a closed-end mutual fund, since 1999. From 1998 until 2002, Mr. Perlysky was a vice president in the private client group of Laidlaw Global Securities, a registered broker-dealer. Mr. Perlysky received his B.S. in Mathematics and Computer Science from the University of Illinois in 1985 and a Masters in Management from the J.L. Kellogg School of Management of Northwestern University in 1991.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ENZO BIOCHEM, INC.
Date: September 12, 2012	By:	/s/ Barry W. Weiner
Barry W. Weiner
President